Testing the Waters Materials Related to Series #BATMAN181

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#BATMAN181

'66 DC COMICS BATMAN #181 (1ST APP. POISON IVY)

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9.6
BATMAN

CURRENT VALUE: $50,000

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OPINIONS DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES 1966 BATMAN #181

Investment Overview

•Upon completion of the Series #BATMAN181 Offering, Series #BATMAN181 will purchase a 1966 Batman #181 Comic Book published by D.C. Comics graded CGC 9.6 as the Underlying Asset for Series #BATMAN181 (The “Series 1966 Batman #181” or the “Underlying Asset” with respect to Series #BATMAN181, as applicable), the specifications of which are set forth below.

•DC Comics was founded in 1934 by Major Malcolm Wheeler-Nicholson, originally called National Allied Publications.

•Poison Ivy is a D.C Comics villain with the ability to control plants with her mind.

•The Underlying Asset is a 1966 Batman #181 Comic Book published by D.C. Comics graded CGC 9.6.

Asset Description

Overview & Authentication

•Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939.

•The first self-titled Batman comic book debuted on March 31, 1940.

•The first appearance of Poison Ivy came in Batman #181.

•Poison Ivy is known as an eco-terrorist.

•Poison Ivy has grown to become one of the most popular villains in the Batman series.

•Poison Ivy strives for a world in which plants control the Earth, believing that mankind has mistreated them.

•The DC Comics character profile on Poison Ivy reads as follows: “What happens when you mix betrayal with an undying passion to save the Earth? You get the Batman’s Floral Femme Fatale. Evil has never been so seductive as it is in the form of Poison Ivy, who uses her own natural pheromones to control whomever she wants. Her additional ability to control the floral life around her gives her an instant army against anyone who tries to stop her, as vines and plants attack whoever is foolish enough to get in her way. The beautiful villainess is not a criminal in the traditional sense, but an ecoterrorist determined to push mankind out of the way, so plants can rule the planet she believes has long abused them. But Ivy has also proven herself compassionate time and time again, especially toward other women who have been victimized. No two-dimensional villain, Ivy remains one of the most conflicted and complex members of Batman’s formidable rogues gallery.”

•Batman: Poison Ivy was released in April 1997, with Poison Ivy seeking revenge after her tropical island is destroyed.

•In Batman #181, Poison Ivy arrives to Gotham City to establish herself as the top female criminal in Gotham. After attempting to charm Batman, she is eventually arrested.

•In November 2019, HBO Max released “Harley Quinn,” an ongoing series which features Poison Ivy as Quinn’s friend and love interest.

•The Batman comics have since spawned a media franchise that has generated over $25 billion in revenue.

•The Dark Knight film trilogy earned over $2,400,000,000 at the worldwide box office.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 9.6 with certification No. 1235237001.

Notable Features

•The Underlying Asset is a 1966 Batman #181 Comic Book published by D.C. Comics graded CGC 9.6.

•The Underlying Asset is 1 of 8 1966 Batman #181 Comic Book examples graded CGC 9.6.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1966 Batman #181
Title	Batman #181
Store Date	May 31, 1966
Key Issue	First Appearance of Poison Ivy
Cover Price	$0.12
Publisher	D.C. Comics
Writer(s)	Robert Kanigher, Gardner Fox
Cover Artist(s)	Carmine Infantino, Murphy Anderson
Penciller(s)	Carmine Infantino, Sheldon Moldoff
Inker(s)	Murphy Anderson, Joe Giella, Sid Greene
Editor	Julius Schwartz
Rarity	1 of 8 (CGC 9.6)
Authentication	Certified Guaranty Company (CGC)
Grade	9.6
Certification No.	1235237001

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1966 Batman #181 going forward.

#BATMAN181 | $50K

COMPARABLE ASSET VALUE

ASSET VALUE	TRANSACTIONS
+1038.9%	12

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#BATMAN181 | *Visuals*

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